Exhibit 10.16

EXECUTION COPY

FIRST AMENDMENT

TO EXCLUSIVE PATENT LICENSE AGREEMENT

MGH Agreement No: A221317

This First Amendment (“First Amendment”) to the Exclusive Patent License Agreement by and between Editas Medicine, Inc. (“Company”) and The General Hospital Corporation d/b/a Massachusetts General Hospital (“Hospital”) dated as of August 29, 2014 (“Agreement”) is made as of the 29th day of June, 2015 (the “First Amendment Effective Date”).  Capitalized terms used in this First Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the Agreement.  Each reference to a Section herein is a reference to such Section of the Agreement.

WHEREAS, the Parties wish to amend the Agreement to clarify the rights and obligations of the Parties with respect Confidential Information (as defined in Appendix E attached to the Agreement);

NOW THEREFORE, in consideration of the premises and mutual covenants contained in this First Amendment, the Parties agree as follows:

1.         A new Section 12.14 is hereby added to Agreement, to read in its entirety as follows:

“12.14 Confidentiality.

(a)       Appendix E attached hereto is incorporated by reference into Agreement.

(b)       All reports and other information disclosed by Company to Hospital pursuant to Sections 2.3, 3, 4 and 5, and any information obtained by Hospital pursuant to any audit conducted under Section 5.5, shall be included in the “Confidential Information” of Company (as such term is defined and used in Appendix E).

(c)       The terms and conditions of Agreement shall be the “Confidential Information” of each of Company and Hospital.

(d)       Notwithstanding anything in Appendix E to the contrary, Company may disclose the Confidential Information of the Hospital (i) to actual and bona fide potential investors, lenders and acquirors/acquirees, merger partners, other financial or commercial partners to the extent necessary in connection with a proposed equity or debt financing of Company, or a proposed acquisition or business combination, or to actual and bona fide potential sublicensees, so long as such recipients are bound in writing to maintain the confidentiality of such information in accordance with the terms of Agreement and/or (ii) to the extent required under the rules or regulations of the U.S. Securities and Exchange Commission, or any similar regulatory agency in any country other than the United States, or of any stock exchange, including Nasdaq; provided that, to the extent practicable, Company promptly notifies Hospital prior to such required disclosure, discloses such information only to the extent so required and cooperates reasonably with Hospital’s efforts to contest or limit the scope of such disclosure.”

2.         Except as expressly amended hereby, the terms and conditions of Agreement shall remain unchanged and in full force and effect.  In the event of any conflict between the terms of this First Amendment and the terms of Agreement, the terms of this First Amendment shall govern.  This First Amendment shall be effective as of the First Amendment Effective Date.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed by their duly authorized representatives as of the First Amendment Effective Date.

EDITAS MEDICINE, INC.		GENERAL HOSPITAL CORPORATION

By:	/s/ Katrine S. Bosley	By:	/s/ Daniel Castro

Name:	Katrine S. Bosley	Name:	Daniel Castro

Director, Business Strategy
And Licensing, Innovation
Title:	President and CEO	Title:	Partners HealthCare